Exhibit 99.1

GAP INC. REPORTS THIRD QUARTER RESULTS

SAN FRANCISCO - November 17, 2016 - Gap Inc. (NYSE: GPS) today reported results for the third quarter of fiscal year 2016. On a reported basis, Gap Inc.’s third quarter fiscal year 2016 diluted earnings per share were $0.51. On an adjusted basis, the company’s diluted earnings per share were $0.60, excluding a $0.09 impact from restructuring costs related to store closure and streamlining measures previously announced on May 19, 2016. Please see the reconciliation of adjusted diluted earnings per share, a non-GAAP financial measure, from the GAAP financial measure in the table at the end of this press release.

“I’m pleased to see improved product across our brands, as well as areas of healthier merchandise margins, even against the backdrop of challenging traffic trends during the quarter,” said Art Peck, chief executive officer, Gap Inc.

“As we move into the holiday season, our teams are sharply focused on execution and delivering great experiences across the portfolio,” Peck continued. “Looking forward, we remain dedicated to utilizing our scale advantage in supply chain, as well as through knowledge sharing, in order to drive product innovation across brands and categories.”

Business Updates

•	The merchandise margin rate for the third quarter of fiscal year 2016 was up 220 basis points compared with the same quarter last year, primarily driven by Old Navy.

•
As previously reported, Gap Inc. experienced a fire in a building located on its Fishkill, New York distribution center campus on August 29, 2016. The company activated contingency plans designed to help mitigate the overall impact to the business, including leveraging its North American network of distribution centers and ship-from-store capabilities, as well as a temporary fulfillment site established on the Fishkill campus.

•
The company’s largest global brand, Old Navy, delivered positive 3 percent comparable sales results during the third quarter, building on its quarter-over-quarter improvement in fiscal year 2016. Additionally, the brand recently announced its holiday strategy, inclusive of its Instant Happy sweepstakes, as well as several in-store experiences that will engage customers throughout the season.

•
The company’s namesake brand continued on its path to transform its product-to-market processes, designed to consistently deliver on-brand product collections. For the 2016 holiday season, Gap’s Share Your Gift campaign is engaging customers across various platforms, including TV, digital and social.

•
The company’s Athleta brand continued to build upon its success as a performance and lifestyle brand, growing its footprint to 130 stores at the end of the third quarter of fiscal year 2016. Athleta also continued to drive innovation across its product collections with the launch of Sculptek, which leverages new stretch fiber technology that sculpts and supports.

Third Quarter 2016 Comparable Sales Results
Gap Inc.’s comparable sales for the third quarter of fiscal year 2016 were down 3 percent, including an estimated negative impact from the Fishkill distribution center fire of approximately 2 percentage points, versus a 2 percent decrease last year. Comparable sales by global brand for the third quarter were as follows:

•	Gap Global: negative 8 percent, including an estimated negative impact from the Fishkill distribution center fire of approximately 4 percentage points, versus negative 4 percent last year

•	Banana Republic Global: negative 8 percent, including an estimated negative impact from the Fishkill distribution center fire of approximately 2 percentage points, versus negative 12 percent last year

•	Old Navy Global: positive 3 percent, including an estimated negative impact from the Fishkill distribution center fire of approximately 1 percentage point, versus positive 4 percent last year

Third Quarter 2016 Net Sales Results
For the third quarter of fiscal year 2016, Gap Inc.’s net sales decreased 2 percent to $3.80 billion compared with $3.86 billion for the third quarter last year.

The company noted that the translation of foreign currencies into U.S. dollars positively impacted the company’s reported net sales for the third quarter of fiscal year 2016 by about $17 million.

The following table details the company’s third quarter fiscal year 2016 net sales:

($ in millions)	Gap Global	Old Navy Global	Banana Republic Global	Other (2)	Total	Percentage of Net Sales
Quarter Ended October 29, 2016
U.S. (1)	$756	$1,507	$479	$172	$2,914	77%
Canada	102	131	55	1	289	8%
Europe	150	—	14	—	164	4%
Asia	296	55	25	—	376	10%
Other regions	36	12	7	—	55	1%
Total	$1,340	$1,705	$580	$173	$3,798	100%
($ in millions)	Gap Global	Old Navy Global	Banana Republic Global	Other (2)	Total	Percentage of Net Sales
Quarter Ended October 31, 2015
U.S. (1)	$838	$1,449	$520	$159	$2,966	77%
Canada	94	118	56	—	268	7%
Europe	182	—	17	—	199	5%
Asia	300	50	26	—	376	10%
Other regions	34	6	8	—	48	1%
Total	$1,448	$1,623	$627	$159	$3,857	100%

(1)	U.S. includes the United States, Puerto Rico, and Guam.

(2)	Includes Athleta and Intermix.

Additional Third Quarter Results and 2016 Outlook

Earnings per Share and Operating Margin
On a reported basis, the company expects its diluted earnings per share to be in the range of $1.41 to $1.50. The company reaffirmed its adjusted diluted earnings per share to be in the range of $1.87 to $1.92, excluding the negative impact of restructuring costs, which is now expected to be approximately $0.42 to $0.46. Please see the reconciliation of adjusted diluted earnings per share, a non-GAAP financial measure, from the GAAP financial measure in the table at the end of this press release.

Excluding restructuring costs, the company continues to expect its adjusted operating margin to be about 8.5 percent in fiscal year 2016.

Operating Expenses
Third quarter operating expenses were $1.10 billion, including about $35 million of restructuring costs, compared with $1.03 billion in the third quarter of last year.

Marketing expenses for the third quarter were $148 million, an increase of $6 million when compared with the third quarter of last year.

Effective Tax Rate

The effective tax rate was 45.2 percent for the third quarter of fiscal year 2016. The third quarter effective tax rate reflects the impact of certain non-cash tax expenses related to foreign restructuring costs, which resulted in an increase to the effective tax rate of approximately 5 percentage points.

The company continues to expect its full-year fiscal 2016 effective tax rate to be about 44 percent. Excluding the tax impacts of the restructuring costs, the company expects its adjusted fiscal year 2016 effective tax rate to be about 40 percent.

Inventory
Total inventory dollars were down 4 percent at the end of the third quarter of fiscal year 2016. At the end of the fourth quarter of fiscal year 2016, the company expects total inventory dollars to be down in the low single digits year-over-year.

Cash and Cash Equivalents
The company ended the third quarter of fiscal year 2016 with $1.52 billion in cash and cash equivalents. Year-to-date free cash flow, defined as net cash provided by operating activities less purchases of property and equipment, was an inflow of $417 million. Please see the reconciliation of free cash flow, a non-GAAP financial measure, from the GAAP financial measure in the tables at the end of this press release.

Cash Distribution
The company paid a dividend of $0.23 per share during the third quarter of fiscal year 2016. In addition, on November 10, 2016, the company announced that its Board of Directors authorized a fourth quarter dividend of $0.23 per share.

Capital Expenditures
Fiscal year-to-date capital expenditures were $383 million. For fiscal year 2016, the company continues to expect capital spending to be approximately $525 million.

Depreciation and Amortization
The company continues to expect depreciation and amortization expense, net of amortization of lease incentives, to be about $550 million for fiscal year 2016.

Real Estate
The company ended the third quarter of fiscal year 2016 with 3,742 store locations in 50 countries, of which 3,281 were company-operated.

During the third quarter of fiscal year 2016, the company opened 36 and closed 28 company-operated stores. Square footage of company-operated stores was down about 2 percent compared with the third quarter of fiscal year 2016.

Gap Inc. now expects net closures of about 65 company-operated stores in fiscal year 2016 and a 3 percent reduction of square footage as compared to last year.

Store count, openings, closings, and square footage for our stores are as follows:

	13 Weeks Ended October 29, 2016
	Store Locations Beginning of Q3	Store Locations Opened	Store Locations Closed	Store Locations End of Q3	Square Feet (millions)

Gap North America	856	6	4	858	9.0
Gap Asia	314	7	6	315	3.0
Gap Europe	167	—	1	166	1.4
Old Navy North America	1,032	11	4	1,039	17.4
Old Navy Asia	69	1	10	60	0.9
Banana Republic North America	609	5	2	612	5.1
Banana Republic Asia	50	—	1	49	0.2
Banana Republic Europe	10	—	—	10	0.1
Athleta North America	126	4	—	130	0.5
Intermix North America	40	2	—	42	0.1
Company-operated stores total	3,273	36	28	3,281	37.7
Franchise	457	17	13	461	N/A
Total	3,730	53	41	3,742	37.7

Webcast and Conference Call Information
Jack Calandra, senior vice president of Corporate Finance and Investor Relations at Gap Inc., will host a summary of the company’s third quarter fiscal year 2016 results during a conference call and webcast from approximately 1:30 p.m. to 2:15 p.m. Pacific Time today. Mr. Calandra will be joined by Art Peck, Gap Inc. chief executive officer, and Sabrina Simmons, Gap Inc. chief financial officer.

The conference call can be accessed by calling 1-855-5000-GPS or 1-855-500-0477 (participant passcode: 5419872). International callers may dial 913-643-0954. The webcast can be accessed at www.gapinc.com.

November Sales
The company will report November sales at 1:15 p.m. Pacific Time on December 1, 2016.

Forward-Looking Statements
This press release and related conference call and webcast contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding the following:

•	earnings per share for fiscal year 2016;

•	operating margin for fiscal year 2016;

•	tax rate for fiscal year 2016;

•	total inventory dollars at the end of the fourth quarter of fiscal year 2016;

•	capital expenditures for fiscal year 2016;

•	depreciation and amortization expense for fiscal year 2016;

•	store closures in fiscal year 2016;

•	square footage for fiscal 2016;

•	impact of the fire at our at our Fishkill distribution center; and

•	impact of our restructuring costs.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•	the risk that additional information may arise during the company’s close process or as a result of subsequent events that would require the company to make adjustments to the financial information;

•	the risk that the adoption of new accounting pronouncements will impact future results;

•	the risk that we or our franchisees will be unsuccessful in gauging apparel trends and changing consumer preferences;

•	the risk that changes in global economic conditions or consumer spending patterns could adversely impact our results of operations;

•	the highly competitive nature of our business in the United States and internationally;

•	the risk that if we are unable to manage our inventory effectively, our gross margins will be adversely affected;

•	the risk that the failure to attract and retain key personnel, or effectively manage succession, could have an adverse impact on our results of operations;

•
the risk that we are subject to data or other security breaches that may result in increased costs, violations of law, significant legal and financial exposure, and a loss of confidence in our security measures, which could have an adverse effect on our results of operations and our reputation;

•	the risks to our efforts to expand internationally, including our ability to operate under a global brand structure and operating in regions where we have less experience;

•	the risk that foreign currency exchange rate fluctuations could adversely impact our financial results;

•	the risks to our business, including our costs and supply chain, associated with global sourcing and manufacturing;

•	the risks to our reputation or operations associated with importing merchandise from foreign countries, including failure of our vendors to adhere to our Code of Vendor Conduct;

•	the risk that trade matters could increase the cost or reduce the supply of apparel available to us and adversely affect our business, financial condition, and results of operations;

•	the risk that our franchisees’ operation of franchise stores is not directly within our control and could impair the value of our brands;

•
the risk that we or our franchisees will be unsuccessful in identifying, negotiating, and securing new store locations and renewing, modifying, or terminating leases for existing store locations effectively;

•	the risk that our investments in omni-channel shopping initiatives may not deliver the results we anticipate;

•	the risk that comparable sales and margins will experience fluctuations;

•	the risk that changes in our credit profile or deterioration in market conditions may limit our access to the capital markets and adversely impact our financial results or our business initiatives;

•	the risk that updates or changes to our information technology systems may disrupt our operations;

•	the risk that failure to maintain, enhance and protect our brand image could have an adverse effect on our results of operations;

•
the risk that natural disasters, public health crises, political crises, or other catastrophic events could adversely affect our operations and financial results, or those of our franchisees or vendors;

•	the risk that changes in the regulatory or administrative landscape could adversely affect our financial condition, strategies, and results of operations;

•	the risk that we do not repurchase some or all of the shares we anticipate purchasing pursuant to our repurchase program; and

•	the risk that we will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits.

Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016, as well as the company’s subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are based on information as of November 17, 2016. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc. is a leading global retailer offering clothing, accessories, and personal care products for men, women, and children under the Gap, Banana Republic, Old Navy, Athleta, and Intermix brands. Fiscal year 2015 net sales were $15.8 billion. Gap Inc. products are available for purchase in more than 90 countries worldwide through about 3,300 company-operated stores, about 450 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:
Tina Romani
(415) 427-5264
Investor_relations@gap.com

Media Relations Contact:
Jennifer Poppers
(415) 427-1729
Press@gap.com

The Gap, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

($ in millions)	October 29, 2016	October 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$1,522	$1,042
Merchandise inventory	2,398	2,498
Other current assets	751	821
Total current assets	4,671	4,361
Property and equipment, net	2,662	2,814
Other long-term assets	674	631
Total assets	$8,007	$7,806

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of debt	$424	$421
Accounts payable	1,413	1,327
Accrued expenses and other current liabilities	1,059	997
Income taxes payable	19	23
Total current liabilities	2,915	2,768
Long-term liabilities:
Long-term debt	1,320	1,331
Lease incentives and other long-term liabilities	1,046	1,098
Total long-term liabilities	2,366	2,429
Total stockholders' equity	2,726	2,609
Total liabilities and stockholders' equity	$8,007	$7,806

The Gap, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	13 Weeks Ended		39 Weeks Ended
($ and shares in millions except per share amounts)	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
Net sales	$3,798	$3,857	$11,087	$11,412
Cost of goods sold and occupancy expenses	2,305	2,417	6,948	7,132
Gross profit	1,493	1,440	4,139	4,280
Operating expenses	1,104	1,026	3,249	3,111
Operating income	389	414	890	1,169
Interest, net	17	18	51	38
Income before income taxes	372	396	839	1,131
Income taxes	168	148	383	425
Net income	$204	$248	$456	$706
Weighted-average number of shares - basic	399	406	398	415
Weighted-average number of shares - diluted	400	408	400	417
Earnings per share - basic	$0.51	$0.61	$1.15	$1.70
Earnings per share - diluted	$0.51	$0.61	$1.14	$1.69

The Gap, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	39 Weeks Ended
($ in millions)	October 29, 2016	October 31, 2015
Cash flows from operating activities:
Net income	$456	$706
Depreciation and amortization (a)	402	390
Change in merchandise inventory	(513)	(615)
Other, net	455	253
Net cash provided by operating activities	800	734
Cash flows from investing activities:
Purchases of property and equipment	(383)	(505)
Other	(1)	(4)
Net cash used for investing activities	(384)	(509)
Cash flows from financing activities:
Proceeds from issuance of short-term debt	—	400
Proceeds from issuances under share-based compensation plans	25	60
Withholding tax payments related to vesting of stock units	(18)	(68)
Repurchases of common stock	—	(822)
Excess tax benefit from exercise of stock options and vesting of stock units	1	24
Cash dividends paid	(275)	(285)
Other	—	(1)
Net cash used for financing activities	(267)	(692)
Effect of foreign exchange rate fluctuations on cash and cash equivalents	3	(6)
Net increase (decrease) in cash and cash equivalents	152	(473)
Cash and cash equivalents at beginning of period	1,370	1,515
Cash and cash equivalents at end of period	$1,522	$1,042
(a) Depreciation and amortization is net of amortization of lease incentives.

The Gap, Inc.
NON-GAAP FINANCIAL MEASURES
UNAUDITED

FREE CASH FLOW

Free cash flow is a non-GAAP financial measure. We believe free cash flow is an important metric because it represents a measure of how much cash a company has available for discretionary and non-discretionary items after the deduction of capital expenditures, as we require regular capital expenditures to build and maintain stores and purchase new equipment to improve our business. We use this metric internally, as we believe our sustained ability to generate free cash flow is an important driver of value creation. However, this non-GAAP financial measure is not intended to supersede or replace our GAAP results.

	39 Weeks Ended
($ in millions)	October 29, 2016	October 31, 2015
Net cash provided by operating activities	$800	$734
Less: Purchases of property and equipment	(383)	(505)
Free cash flow	$417	$229

The Gap, Inc.
NON-GAAP FINANCIAL MEASURES
UNAUDITED

ADJUSTED OPERATING EXPENSES

The following adjusted operating expenses are non-GAAP financial measures. These measures are provided to enhance visibility into the company's underlying results for the period excluding the impact of costs related to fiscal year 2016 restructuring activities and fiscal year 2015 strategic actions. However, these non-GAAP financial measures are not intended to supersede or replace the GAAP measures.

($ in millions)	Operating Expenses	Operating Expenses as a % of Net Sales
13 Weeks Ended October 29, 2016
Operating expenses, as reported	$1,104	29.1%
Adjustments for impact of fiscal year 2016 restructuring costs (a)	(36)	(1.0)%
Adjusted operating expenses	$1,068	28.1%

($ in millions)	Operating Expenses	Operating Expenses as a % of Net Sales
13 Weeks Ended October 31, 2015
Operating expenses, as reported	$1,026	26.6%
Adjustments for impact of fiscal year 2015 strategic actions (b)	(7)	(0.2)%
Adjusted operating expenses	$1,019	26.4%
__________
(a) Represents the restructuring costs recorded in operating expenses related to fiscal year 2016 store closures and streamlining the company's operations incurred in the third quarter of fiscal year 2016 and impact on percentage of net sales. The costs primarily include lease termination fees, store asset impairments, and employee related costs.

(b) Represents the costs recorded in operating expenses associated with the fiscal year 2015 strategic actions primarily related to Gap brand incurred in the third quarter of fiscal year 2015 and impact on percentage of net sales. The costs primarily include lease termination fees, store asset impairments, and employee related costs.

The Gap, Inc.
NON-GAAP FINANCIAL MEASURES
UNAUDITED

ADJUSTED NET INCOME FOR THE THIRD QUARTER OF FISCAL YEARS 2016 AND 2015

Adjusted net income is a non-GAAP financial measure. Adjusted net income for the third quarter of fiscal years 2016 and 2015 is provided to enhance visibility into the company's underlying results for the period excluding the impact of costs related to fiscal year 2016 restructuring activities and fiscal year 2015 strategic actions. However, this non-GAAP financial measure is not intended to supersede or replace the GAAP measure.

	13 Weeks Ended
($ in millions)	October 29, 2016	October 31, 2015
Net income, as reported	$204	$248
Add: Fiscal year 2016 restructuring costs (a)	29	—
Add: Fiscal year 2015 strategic actions (b)	—	13
Less: Tax benefit (c)	(12)	(5)
Add: Incremental tax expenses related to fiscal year 2016 restructuring costs (d)	17	—
Adjusted net income	$238	$256
__________
(a) Represents the restructuring costs incurred related to fiscal year 2016 store closures and streamlining the company's operations, and primarily include lease termination fees, store asset impairments, and employee related costs. $36 million was recorded in operating expenses and $7 million of credit, net, was recorded in cost of goods sold and occupancy expenses.

(b) Represents the costs associated with the fiscal year 2015 strategic actions primarily related to Gap brand, and primarily include inventory impairment, lease termination fees, store asset impairments, and employee related costs. $7 million was recorded in operating expenses and $6 million was recorded in cost of goods sold and occupancy expenses.

(c) The amount of tax benefit associated with the fiscal year 2016 restructuring costs is calculated using the adjusted effective tax rate. The amount of tax benefit associated with the fiscal year 2015 strategic actions is calculated using the reported effective tax rate.

(d) Represents the incremental tax expenses related to fiscal year 2016 restructuring costs.

The Gap, Inc.
NON-GAAP FINANCIAL MEASURES
UNAUDITED

ADJUSTED EARNINGS PER SHARE FOR THE THIRD QUARTER OF FISCAL YEARS 2016 AND 2015

Adjusted diluted earnings per share is a non-GAAP financial measure. Adjusted diluted earnings per share for the third quarter of fiscal years 2016 and 2015 are provided to enhance visibility into the company's underlying results for the period excluding the impact of costs related to fiscal year 2016 restructuring activities and fiscal year 2015 strategic actions, as well as the impact from foreign currency exchange rate fluctuations. We believe this measure provides a more comparable measure of year-over-year earnings per share growth. However, this non-GAAP financial measure is not intended to supersede or replace the GAAP measure.

	13 Weeks Ended
	October 29, 2016	October 31, 2015
Earnings per share - diluted	$0.51	$0.61
Add: Impact of fiscal year 2016 restructuring costs (a)	0.04	—
Add: Impact of incremental tax expenses related to fiscal year 2016 restructuring costs (b)	0.05	—
Add: Impact of fiscal year 2015 strategic actions (c)	—	0.02
Diluted earnings per share adjusted for certain costs	0.60	$0.63
Add: Estimated impact from foreign exchange (d)	0.03
Diluted earnings per share adjusted for certain costs and foreign exchange	$0.63

Earnings per share decline adjusted for certain costs	(5)%
Earnings per share growth adjusted for certain costs and foreign exchange	—%
__________
(a) Represents the earnings per share impact of restructuring costs incurred related to fiscal year 2016 store closures and streamlining the company's operations, calculated net of tax at adjusted effective tax rate. The costs primarily include lease termination fees, store asset impairments, and employee related costs.

(b) Represents the earnings per share impact of incremental tax expenses related to fiscal year 2016 restructuring costs.

(c) Represents the earnings per share impact of costs associated with the fiscal year 2015 strategic actions primarily related to Gap brand, calculated net of tax at reported effective tax rate. The costs primarily include inventory impairment, lease termination fees, store asset impairments, and employee related costs.

(d) In estimating the earnings per share impact from foreign currency exchange rate fluctuations, the company estimates current gross margins using the appropriate prior year rates (including the impact of merchandise-related hedges), translates current period adjusted foreign earnings at prior year rates, and excludes the year-over-year earnings impact of balance sheet remeasurement and gains or losses from non-merchandise-related foreign currency hedges.

The Gap, Inc.
NON-GAAP FINANCIAL MEASURES
UNAUDITED

EXPECTED ADJUSTED EARNINGS PER SHARE FOR FISCAL YEAR 2016

Expected adjusted diluted earnings per share is a non-GAAP financial measure. Expected adjusted diluted earnings per share for fiscal year 2016 is provided to enhance visibility into the company's expected underlying results for the period excluding the impact of restructuring costs. However, this non-GAAP financial measure is not intended to supersede or replace the GAAP measure.

	52 Weeks Ending January 28, 2017
	Low End	High End
Expected earnings per share - diluted	$1.41	$1.50
Add: Estimated impact of restructuring costs (a)	0.46	0.42
Expected adjusted earnings per share - diluted	$1.87	$1.92
__________
(a) Represents the estimated earnings per share impact of restructuring costs related to fiscal year 2016 store closures, streamlining the company's operations, and certain incremental tax expenses.